UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 5, 2024

Gain Therapeutics, Inc.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-40237	85-1726310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 220

Bethesda, Maryland 20814

(Address of principal executive offices) (Zip Code)

(301) 500-1556

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value	GANX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Appointment

On April 5, 2024, Gain Therapeutics, Inc. (the “Company”) appointed Gene Mack as its Chief Financial Officer, to be effective as of April 8, 2024 (the “Appointment Date”). In this role, Mr. Mack will also serve as the Company’s Principal Financial Officer and as the Company’ Secretary, effective as of the Appointment Date.

Prior to joining the Company, from October 2021 to October 2023, Mr. Mack, 50, was Chief Financial Officer of Imcyse SA, a privately held biotechnology company engaged in the discovery and development of novel immunotherapeutics targeted at curing sever autoimmune diseases. Prior to Imcyse, from September 2020 to November 2021 Mr. Mack was Chief Financial Officer at OncoC4, Inc., a privately held biotechnology company engaged in the discovery and development of novel immune modulating and immune-oncology therapies that spun out of Merck & Co.’s (MSD) acquisition of OncoImmune, Inc. At the time of the acquisition, Mr. Mack was the Chief Financial Officer of OncoImmune. From May of 2019 to September 2020, Mr. Mack was Chief Financial Officer of BiomUp, USA Inc., privately held biotechnology company engaged in the discovery and development of novel hemostatic agents for use during surgery. From April of 2018 to December of 2018 was Chief Financial at Sellas Lifesciences Group, Inc. (Nasdaq: SLS), where he led Sellas’ successful IPO efforts. From April 2015 to April 2018, Mr. Mack was a consultant for a number of private and public biotechnology and pharmaceutical companies providing advisory and support services for raising capital and business development transactions as well as implementing and managing all aspects of corporate finance, accounting, SEC reporting, legal affairs, treasury and investor/public relations. Mr. Mack received both his BS in Biochemistry and MBA in Finance from Fordham University.

Mr. Mack has no other direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are there any such transactions currently proposed. There are no arrangements or understandings between Mr. Mack and any other persons pursuant to which Mr. Mack was appointed as Chief Financial Officer, and there are no family relationships between Mr. Mack and any of our directors or executive office.

Upon Mr. Mack’s appointment, Gianluca Fuggetta, who had been serving as the Company’s Principal Financial Officer since March 1, 2024, will no longer serve in that capacity and will continue in his role as the Company’s Vice President of Finance and Principal Accounting Officer.

Employment Agreement and Other Compensatory Arrangements

In connection with his appointment, the Company entered into an employment agreement with Mr. Mack, effective as of April 8, 2024 (the “Employment Agreement”) whereby Mr. Mack will be entitled to receive an annual base salary of $370,000 and is eligible to receive, as determined by the Board in its sole discretion, an annual incentive cash bonus which is initially set at a target of 35% of his annual base salary.

As a material inducement to Mr. Mack to enter into employment with the Company, the Board also approved the grant to Mr. Mack of an inducement equity award (the “Inducement Award”) from the Company’s 2021 Inducement Equity Incentive Plan (the “Inducement Plan”), consisting of an option to purchase up to 200,000 shares of the Company’s common stock at an exercise price of $3.56 per share, vesting over a four year period from the Appointment Date, with 25% vesting on the first anniversary thereof and the balance vesting in equal monthly installments over the remainder of the vesting period, in each case subject to Mr. Mack’s continuous employment with the Company through the applicable vesting date. The Inducement Award is subject to the terms of the Inducement Plan and the applicable award agreement thereunder and is intended to be granted pursuant to and in accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules.

In addition, the Employment Agreement provides that Mr. Mack is eligible for equity incentive grants as determined by the Board in its sole discretion from time to time.

Mr. Mack is also eligible to participate in the Company’s employee benefit plans, as may be maintained by the Company from time to time, on the same terms as other similarly situated employees of the Company.

In the event of termination of Mr. Mack’s employment by the Company without “Cause”, by Mr. Mack for “Good Reason” or Mr. Mack’s employment terminates upon his death or “Disability” (as each such capitalized term is defined in the Employment Agreement), in all cases subject to Mr. Mack entering into and not revoking a separation agreement in a form acceptable to the Company, he would be eligible to receive cash severance equal to six (6) months of base salary. In addition, if Mr. Mack timely elects to receive continued coverage under the Company’s group health care plan pursuant to COBRA or applicable state continuation coverage laws, then he will be eligible to receive payment of the employer portion of his COBRA premiums for the six (6) month period after the termination of employment occurs. In the event of a termination on account of Mr. Mack’s death or disability, the Company will not be required to provide the severance benefits set forth herein if it has paid for or provides life insurance or long-term disability coverage under the terms of the Employment Agreement.

If such termination were to occur on the date of a “Change of Control” (as defined in the Employment Agreement) or within twelve (12) months thereafter, then as additional components of severance, Mr. Mack would be eligible to receive (x) (i) a cash severance equal to twelve (12) months of base salary; (ii) if Mr. Mack timely elects to receive continued coverage under the Company’s group health care plan pursuant to COBRA or applicable state continuation coverage laws, then he will be eligible to receive payment of the employer portion of his COBRA premiums for the twelve (12) month period after the termination; (iii) an annual cash bonus equal to his pro-rated annual target bonus opportunity for the year in which the termination of employment occurs, and (iv) an annual cash bonus equal to his annual target bonus opportunity that would accrue during the twelve (12) month period after the termination of employment occurs; and (y) accelerated vesting of 100% of any then-unvested “Stock Awards” (as defined in the Employment Agreement).

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On April 8, 2024, the Company issued a press release announcing the appointment of Mr. Mack as the Company’s new Chief Financial Officer.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, by and between the Company and Gene Mack, effective as of April 8, 2024.
99.1	Press Release, dated April 8, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIN THERAPEUTICS, INC.

By:	/s/ Matthias Alder
Name:	Matthias Alder
Title:	Chief Executive Officer

Date: April 8, 2024